Exhibit 99.1

New Fortress Energy Completes Acquisition of Hygo Energy Transition Ltd. and Golar LNG Partners, LP
April 15, 2021
NEW YORK--(BUSINESS WIRE)--Apr. 15, 2021-- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE”) today announced the completion of its acquisition of Hygo Energy Transition Ltd. (“Hygo”), a 50-50 joint venture between Golar LNG Limited (Nasdaq: GLNG) (“GLNG”) and Stonepeak Infrastructure Fund II Cayman (G) Ltd., a fund managed by Stonepeak Infrastructure Partners (“Stonepeak”), for 31,372,549 shares of NFE and $580 million in cash. NFE simultaneously announced the completion of the acquisition of all of the outstanding common units of Golar LNG Partners, LP (Nasdaq: GMLP) (“GMLP”) for $3.55 per common unit in cash.
“The addition of the Hygo team, together with a great portfolio of world-class LNG ships and operators, enhances our efforts to bring more clean and affordable energy around the world,” said Wes Edens, Chairman and CEO of NFE. “With this acquisition, we are now a leading gas and power provider in a large and fast-growing market and have become one of the world’s premier energy transition companies.”
NFE is now a leading international gas-to-power company with an operational floating storage and regasification unit (FSRU) terminal and a 50% interest in a 1500MW power plant in Sergipe, Brazil, as well as three other FSRU terminals with associated power opportunities that are advancing through development and construction.
Including the acquisition of GMLP, NFE has become more integrated by adding a global shipping fleet of seven FSRUs and six LNG carriers as well as a 50% interest in Trains 1 and 2 of the Hilli Episeyo, a floating liquefaction vessel.
The combined transactions are valued at a $5.1 billion enterprise value and a $2.43 billion equity value.
NFE’s management will host a conference call on Friday, April 16, 2021 at 10:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Investor Update Call."
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
A replay of the conference call will be available after 1:00 P.M. Eastern Time on April 16, 2021 through 1:00 P.M. Eastern Time on April 23, 2021 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.), Passcode: 3694361.
About New Fortress Energy
New Fortress Energy is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.
Cautionary Language Regarding Forward-Looking Statements
This communication contains forward-looking statements. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors.

Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: (i) changes in federal, state, local and foreign laws or regulations to which NFE, Hygo or GMLP is subject; (ii) terrorism and other security risks, including cyber risk, adverse weather conditions, including hurricanes, environmental releases and natural disasters; (iii) adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political, economic or social developments; (iv) shutdowns or interruptions at NFE’s, Hygo’s or GMLP’s terminaling, storage and processing assets; (v) volatility in the price of LNG products; (vi) nonpayment or nonperformance by any of NFE’s, Hygo’s or GMLP’s customers or suppliers; (vii) NFE’s ability to integrate Hygo’s and GMLP’s assets and operations with its existing assets and operations in the expected timeframe and to realize anticipated cost savings and other efficiencies and benefits; (viii) increased costs associated with the integration of Hygo’s and GMLP’s businesses and other risks common to integration of assets and operations, including disruptions to the businesses of NFE, Hygo or GMLP, failure to integrate internal controls, and failure to realize the anticipated benefits of the transactions, among others; and (ix) the cautionary discussion of risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of NFE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as filed with the SEC on March 16, 2021) and other risk factors identified herein or from time to time in NFE’s periodic filings with the SEC. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of NFE’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results.

We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210415006086/en/
IR:
Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com
Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com
Source: New Fortress Energy Inc.